UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                     FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 WORLDTEK CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                   Washington State                       91-0413022
       ----------------------------------------       ------------------
       (State of Incorporation or Organization)        (I.R.S. Employer
                                                      Identification no.


           3 Maplewood Drive, Roslyn, New York             11576
         ----------------------------------------        ----------
         (Address of Principal Executive Offices)        (Zip Code)



      If this form relates to the            If this form relates to the
      registration of a class of             registration of a class of
      securities pursuant to Section         securities pursuant to Section
      12(b) of the Exchange Act and is       12(g) of the Exchange Act and is
      effective pursuant to General          effective pursuant to General
      Instruction A.(c), please check        Instruction A.(d), please check
      the following box. [ ]                 the following box. [X]



Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $.001


Item 1.  Description of Registrant's Securities to be Registered.

The Company was incorporated under the laws of Washington State on March 6, 1940 as Slate Creek Mining Company thereafter changing its name to Western Gold Mining, Inc. on April 18, 1952. On February 5, 1996 Western Gold Mining, Inc. (the "Company") merged with Lundell Technologies, Inc. (a Delaware corporation, incorporated in November 1994) and filed Article of Amendment to its Articles of Incorporation providing that the Company's name was changed to Lundell Technologies, Inc. On December 17, 2003, Lundell Technologies, Inc. changed its name to Worldtek Corp and provided in its Amended Articles of Incorporation for authorized shares as follows: 20,000,000 common stock and 2,000,000 preferred stock.



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Item 2.  Exhibits

3.1 Form of Articles of Incorporation of Slate Creek Mining Company filed with the Washington Secretary of State on March 6, 1940.
3.2      Form of Article of Incorporation of Slate Creek Mining Company
3.3      Form of Certificate of Incorporation of Lundell Technologies, Inc.
3.4 Form of Amendment to Articles of Incorporation of Lundell Technologies, Inc. changing its name to Worldtek Corp. and adding authorized shares of preferred stock as filed with the Washington Secretary of State on December 17, 2003.




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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 28, 2004


                                         WORLDTEK CORP.

                                         By: /s/ Bernard Artz
                                         ---------------------------------------
                                         Bernard Artz, Chairman, Chief Executive
                                         Officer and President







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